Exhibit A-3

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on December 13, 2010.

/s/ Daniel E. Shapiro
Daniel E. Shapiro First Deputy Secretary of State

Rev. 06/07

CERTIFICATE OF INCORPORATION

OF

AAL REALTY CORP.

UNDER SECTION 402 OF THE BUSINESS CORPORATION LAW

The undersigned, for the purpose of forming a corporation under the Business Corporation Law of the State of New York, certifies:

1. The name of the corporation is

AAL REALTY CORP.

2. The purposes for which it is formed are:

A. To acquire, hold, use, develop, manage, operate, lease, deal in and dispose of, in any manner whatsoever, both improved and unimproved real property and any interests therein wherever situated; and to, improve the same for purposes of sale or otherwise.

B. To transact a general real estate business; and to manage real property and act as agent, consultant, broker or attorney-in-fact for any persons or corporations in buying, selling, leasing and dealing in real property and any interests therein.

C. To have all of the power conferred upon corporations organized under the Business Corporation Law of the State of New York and to effect and promote any other lawful purpose permitted thereunder.

3. The office of the corporation within the State of New York is to be located in New Hyde Park, County of Nassau.

4. The aggregate number of shares which the corporation shall have the authority to issue is 1,000 shares of the par value of $1.00 each.

5. The Secretary of State is designated as agent of the corporation upon whom process against it may be served. The post-office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is c/o Wydler, Balin, Pares & Soloway, 1510 Jericho Turnpike, New Hyde Park, N.Y. 11041.

WITNESS the signature of the undersigned, a natural person over 21 years of age.

/s/ Alan A. Lascher
INCORPORATOR

Alan A. Lascher
500 Fifth Avenue
New York, New York 10036

STATE OF NEW YORK )
:ss.:
COUNTY OF NEW YORK )

On the 15th day of January, 1970, before me personally came ALAN A. LASCHER, to me known and known to me to be the person described in and who executed the foregoing Certificate, and duly acknowledged to me that he executed the same.

/s/ Harvey Brecher

HARVEY BRECHER
Notary Public, State of New York
No. 240399065 Qualified in Kings County Commission Expires March 30, 1971

CERTIFICATE OF INCORPORATION

OF

AAL REALTY CORP.

UNDER SECTION 402 OF THE BUSINESS CORPORATION LAW

Kramer, Lowenstein, Nessen & Kamin 500 Fifth Avenue New York, New York 10036

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on December 13, 2010.

/s/ Daniel E. Shapiro
Daniel E. Shapiro First Deputy Secretary of State

Rev. 06/07

NYS Department of State
Division of Corporations, Records and UCC
Albany, NY 12231-0002
www.dos.state.ny.us

Business Corporation Biennial Statement

For Internal Use Only

AR100302 10
2524

Filed By: VB

Cash # (if different than Lim #): ____________

Required Fee:	**$9.00**
Filing Period:	**01/2010**

(Make checks payable to the Department of State)

287698

Business Name:

AAL REALTY CORP.

287698

PATHMARK STORES, INC.
2 PARAGON DRIVE
MONTVALE NJ 07645

The Business Corporation Law requires corporations to update information with the Department of State every two years in the calendar month in which the corporation was formed or authorized. Farm Corporations are EXEMPT from this requirement and should complete Parts 4 and 5 ONLY. Please review the information in Parts 1, 2 and 3. Update the information in the space provided, if necessary. If no changes are necessary, proceed to Part 5. A corporation which fails to timely file its Biennial Statement shall be shown to be past due on the Department of State's records.

Part 1: Name and Business Address of Chief Executive Officer

Current	Update
~~[illegible]~~ 2 PARAGON DRIVE MONTVALE NJ 07645	Name: Christian Hobb Address: 2 Paragon Dr City: Montvale State: NJ Zip: 07645

Part 2: Street Address of the Principal Executive Office (A Post Office Box cannot be substituted)

Current	Update
PATHMARK STORES, INC. 2 PARAGON DRIVE MONTVALE NJ 07645	Address Line 1: Address Line 2: City: State: Zip:

Part 3: Address for Service of Process

Current	Update
BLUMBERG EXCELSIOR CORPORATE SERVICES INC 62 WHITE STREET 2ND FLR NEW YORK NY 10013	Name: Address: City: State: Zip:

Part 4: Farm Corporation Exemption

☐ Check if applicable

This corporation is a farm corporation and is NOT required to update information with the Department of State every two years. A farm corporation is a corporation engaged in the production of crops, livestock and livestock products on land used in agricultural production. Farm corporations should complete Parts 4 and 5 ONLY and return the form to the Department of State. No filing fee is required for farm corporations.

Part 5: Signature of Officer, Director, Attorney-in-Fact or Authorized Person

Michael Gualtieri
Signature

Michael Gualtieri
Name of Signer (Please Print)

Vice President
Title of Signer (Please Print)

Dos-1179 (08/06)

100302002524